As filed with the Securities and Exchange Commission on October 25, 2013.

Registration No. 333-162185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-1409562
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

919 Milam Street, Suite 1600

Houston, Texas 77002

(Address, including zip code, of principal executive offices)

Energy Partners, Ltd. 2009 Long Term Incentive Plan

(Full title of the plan)

David P. Cedro

Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

919 Milam Street, Suite 1600

Houston, Texas 77002

(713) 228-0711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Mark Metts

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-162185) is being filed by EPL Oil & Gas, Inc., a Delaware corporation (the “Company” or “Registrant”), to correct the description of the Company’s common stock, par value $0.001 per share (“Common Stock”), incorporated by reference into the original Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2009 (as amended hereby, the “Registration Statement”). The description of Common Stock incorporated by reference into the original Registration Statement inadvertently referenced an incorrect description of Common Stock.

In addition, this post-effective amendment is being filed to include the consent of PricewaterhouseCoopers LLP to the incorporation by reference in the Registration Statement of their reports relating to the financial statements of Hilcorp Energy GOM, LLC. The Company’s Current Report on Form 8-K filed on November 6, 2012, as amended by Amendment No. 1 on Form 8-K/A filed on March 27, 2013, included a consent from PricewaterhouseCoopers LLP but the consent inadvertently omitted a specific reference to the Registration Statement.

Other than the change in the description of Common Stock and the addition of the consent of PricewaterhouseCoopers LLP as an exhibit to the Registration Statement, this post-effective amendment does not change any other information contained in the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed with the Securities and Exchange Commission (the “SEC”) by the Company (File No. 001-16179) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are hereby incorporated by reference into this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 7, 2013 and amended by Amendment No. 1 filed with the SEC on October 25, 2013;

•	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 2, 2013 and for the quarter ended June 30, 2013 filed with the SEC on August 1, 2013;

•	The Company’s Current Reports on Form 8-K filed with the SEC on March 11, 2013, March 18, 2013, March 27, 2013 (8-K/A), April 3, 2013, May 3, 2013, May 6, 2013, June 21, 2013 and June 21, 2013; and

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on September 21, 2009.

All documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

23.5*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 25th day of October, 2013.

EPL OIL & GAS, INC.

By:	/s/ Gary C. Hanna
Gary C. Hanna
Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary C. Hanna	Chief Executive Officer, President, Director and	October 25, 2013
Gary C. Hanna	Chairman of the Board (Principal Executive Officer)

/s/ Tiffany J. Thom	Senior Vice President and	October 25, 2013
Tiffany J. Thom	Chief Financial Officer (Principal Financial Officer)

/s/ David P. Cedro	Senior Vice President, Chief Accounting	October 25, 2013
David P. Cedro	Officer, Treasurer and Secretary (Principal Accounting Officer)

*	Director	October 25, 2013
Charles O. Buckner

*	Director	October 25, 2013
Scott A. Griffiths

*	Director	October 25, 2013
Steven J. Pully

*	Director	October 25, 2013
William F. Wallace

*By:	/s/ David P. Cedro
David P. Cedro (Attorney-in-Fact**)

** By authority of Powers of Attorney filed with this Registration Statement

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

23.5*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney

*	Filed herewith

5